 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-239391
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 23, 2020)
325,379
Class A Ordinary Shares
Yandex N.V.

The selling shareholders identified in this prospectus supplement are selling an aggregate of 325,379 Class A ordinary shares, nominal value €0.01 per share (the “Class A shares”), to wind down (in full or in part) certain financial contracts, including to cover (in full or in part) open short positions or exercise put options pursuant to “covered contracts” entered into prior to June 6, 2022, as permitted under General License No. 45 issued by the Office of Foreign Assets Control. We are not selling any Class A shares under this prospectus supplement and we will not receive any proceeds from the sale of shares by the selling shareholders. Our Class A shares are listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “YNDX”. Trading in our Class A shares on Nasdaq has been suspended since February 28, 2022. On February 25, 2022, the last day of trading before suspension, the last reported sale price of our Class A shares on Nasdaq was $18.94 per share. We have three classes of ordinary shares: Class A shares, Class B shares and Class C shares. Each Class A share is entitled to one vote per share. Each Class B share is entitled to ten votes per share and is convertible at any time into one Class A share and one Class C share. Our Class C shares are issued only to facilitate the conversion of our Class B shares into Class A shares under Dutch law and, for the limited period of time during which they are outstanding, will be voted by the foundation that holds these Class C shares in the same proportion as the votes by holders of our Class A and Class B shares, so as not to influence the outcome of any vote.
Investing in our Class A shares involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and the risk factors contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated October 17, 2022

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic shelf registration process. Under this automatic shelf registration process, the selling shareholders may from time to time sell ordinary shares covered by the accompanying prospectus. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering contemplated hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference herein and therein.
Neither we nor the selling shareholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
For investors outside the United States: Neither we nor the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus supplement and the accompanying prospectus.
Unless otherwise specified or required by context, references in this prospectus supplement to “Yandex,” the “company,” “we,” “us,” or similar terms are to Yandex N.V. and, as the context requires, its consolidated subsidiaries. Our consolidated financial statements and unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP and are presented in Russian rubles.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
Overview
We are a technology company that builds intelligent products and services powered by our proprietary machine learning and other technologies, with the goal of helping consumers and businesses better navigate the online and offline world. Since 1997, we have delivered world-class, locally relevant search and information services. We have also developed market-leading on-demand transportation, delivery and navigation services and products, and have expanded into e-commerce, entertainment and cloud computing markets to address the needs of customers in Russia and a number of international markets. We hold the number one market position in Russia in each of digital advertising, ride-hailing, on-demand video, auto classifieds, maps and navigation, and smart speakers. We also operate a market-leading subscription loyalty program, Yandex Plus, linking many of the services in our ecosystem.
Recent Corporate Developments
Current geopolitical tensions, their impact on the Russian and global economy, and the related stresses in the broader social and business environment, have created exceptional challenges for our business and our team.
Over the past 25 years, Yandex has built world-class technologies and services to meet the needs of millions of users in our core markets and, in recent years, globally. We are the leader in internet search and ride-hailing in our core market and have introduced a broad range of online and offline services both in Russia and abroad. In September 2022, we divested our news aggregation service and infotainment platform, Zen, as well as our main page where both services were located, marking our strategic exit from media-related businesses (other than entertainment streaming). As sole consideration for these assets, we acquired 100% of Delivery Club, a leading food delivery business in Russia. Going forward, we intend to focus on the continued development of our other technology-related businesses and products, including search, advertising, self-driving vehicles and cloud computing; and our transactional services, including ride-hailing, e-commerce, video/audio services and streaming.
None of Yandex or our group companies, nor any of our current directors or senior management, is a target of asset-freeze or other sanctions imposed by the United States, the European Union, Switzerland or the United Kingdom. Nevertheless, we are indirectly impacted by the designation of numerous parties in Russia and the restrictions that this places on international businesses in Russia. In addition, the U.S., EU and other governments have imposed strict controls on export of certain technology — including both hardware and software — to Russia or to certain Russian parties. A number of international businesses are taking a conservative approach and are restricting or eliminating their business with and supply to any parties in Russia at this time.
These developments have adversely impacted (and may in the future materially adversely impact) the macroeconomic climate in Russia, resulting in volatility of the ruble, currency controls, materially increased interest rates and inflation and a potential contraction in consumer spending, as well as the withdrawal of foreign businesses from the Russian market.
Our core businesses in Russia are market leaders and remain broadly stable, with significant potential over the longer term despite substantial challenges this year. Our advertising business may in the future be affected by tighter advertising budgets for domestic businesses on the back of the weaker macro environment. Our ride-hailing business remains stable, but we are unable to predict the impact of broader macroeconomic trends and changing competitive and supply and demand dynamics.
In our e-commerce businesses, we anticipate a reduction of discretionary spending by consumers, although we currently have limited visibility in this regard. In addition, we understand that many suppliers have announced intentions to suspend the sale of consumer goods to Russia, and several major shipping companies have ceased shipments to Russia. Resulting supply chain disruptions may limit our ability to expand our product offerings over time. We have scaled back or paused some of our planned investments in our businesses both domestically and internationally and are focusing on stricter capital allocation and cash preservation. Any prolonged economic downturn in Russia as a result of sanctions, depreciation of the ruble or negative consumer sentiment could have a material adverse effect on our financial position and results of operations.
Our Class A shares remain subject to a suspension of trading on Nasdaq, and we are unable to say when or whether trading will resume on that market. Trading in our shares resumed on the Moscow Exchange on March 29, 2022. As a result of the current prohibition on trading of shares on the Moscow Exchange by certain non-Russian investors, however, as well as restrictions imposed by the international clearing systems, there is no flow of shares between the U.S. and Russian markets, and therefore trading in our shares on the Moscow Exchange remains limited.
As a result of the Nasdaq trading suspension, the holders (the “Noteholders”) of our $1.25 billion convertible notes due in 2025 (the “Notes”) had the right to require us to redeem their Notes for the full principal amount plus outstanding interest. As we did not have the funds available to redeem the Notes in full, we engaged in discussions with a committee of Noteholders which resulted in several sets of amendments being made to the terms of the Notes, and on June 23, 2022, we purchased 93% in aggregate principal amount of Notes pursuant to a purchase agreement dated June 15, 2022, between Yandex and the selling Noteholders thereunder (the “Purchase Agreement”), for consideration in cash equal to 70% of par value plus a certain number of Class A shares of Yandex, as described below. To date, we have acquired substantially all of the Notes originally issued. Pursuant to the repurchase agreements that we entered into with most of the selling Noteholders, we are obligated to issue to the selling Noteholders 957 Class A shares in respect of each $200,000 in principal amount of their Notes at such time as it is permissible for the relevant shares to be delivered and received under applicable laws or regulations of Russian Federation, the United States, the United Kingdom, the European Union (or the nation states comprising the European Union).
On July 22, 2022, the Office of Foreign Assets Control issued General License No. 45 (the “General License”), which authorizes transactions related to the wind down of certain financial contracts prohibited by Executive Order 14071. The General License permits transactions otherwise prohibited by section (1)(a)(i) of Executive Order 14071 that are ordinarily incident and necessary to the wind down of financial contracts or other agreements that were entered into on or before June 6, 2022 and involve, or are linked to, debt or equity issued by an entity in the Russian Federation (“covered contracts”), through October 20, 2022. The permitted transactions include: (1) the purchase by U.S. persons of debt or equity issued by an entity in the Russian Federation where that purchase is ordinarily incident and necessary to the wind down of covered contracts; and (2) the facilitating, clearing, and settling of a purchase by U.S. persons of debt or equity issued by an entity in the Russian Federation, where that purchase is ordinarily incident and necessary to the wind down of covered contracts.
The selling shareholders identified in this prospectus supplement are receiving an aggregate of 325,379 Class A shares to wind down (in full or in part) certain financial contracts, including to cover (in full or in part) open short positions or exercise put options pursuant to “covered contracts” entered into prior to June 6, 2022, as permitted under the General License.
Corporate Information
Yandex N.V. is a Dutch public company with limited liability (naamloze vennootschap). Its corporate seat is in Amsterdam, the Netherlands, and its registered office is at Schiphol Boulevard 165, 1118 BG, Schiphol, the Netherlands (tel. +31-20-206-6970). The executive offices of Yandex LLC, our principal operating subsidiary, are located at 16, Leo Tolstoy Street, Moscow 119021, Russian Federation (tel. +7-495-739-7000).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement may include words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other words that convey judgments about future events or outcomes. Forward-looking statements in this prospectus supplement, the accompanying prospectus, and free writing prospectuses we may prepare in connection with this offering or in the documents incorporated by reference may include statements about:
•
the impact of macroeconomic and geopolitical developments in our markets, including the current geopolitical crisis;

•
the economic, social and political impact of the COVID-19 pandemic;

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the expected dynamics of the business markets in the countries in which we operate;

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competition in the internet search, ride-hailing and other markets in the countries in which we operate;

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our anticipated growth, budgeting and investment strategies;

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our future business development, results of operations and financial condition;

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expected changes in our margins and certain cost or expense items in absolute terms or as a percentage of our revenues;

•
our ability to attract and retain users, advertisers and partners; and

•
future advertising supply and demand dynamics.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may prepare in connection with this offering or in the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions. Our actual results of operations may differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our Class A shares involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A shares could decline due to any of these risks, and you may lose all or part of your investment.
Before deciding whether to invest in our Class A shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.
Key Risks Related to Our Business and Operations
Our business and operations have been materially adversely affected by the current geopolitical crisis.
Our principal operations are located in Russia, while we have smaller, early-stage businesses that operate internationally. The current geopolitical crisis, and the responses of governments and multinational businesses to these events, have created critical challenges for our business and operations, both in Russia and globally. These factors, including the specific risks outlined below, may materially adversely affect our financial condition, results of operations, trading price and ability to operate.
Our core businesses may be materially adversely impacted by negative geopolitical and macroeconomic developments in Russia.
The current geopolitical crisis and international actions in response to it have materially and adversely impacted the macroeconomic climate in Russia, resulting in significant currency rate volatility, the imposition of currency controls, materially increased interest rates and inflation, and the withdrawal of a number of Western businesses from the Russian market or a reduction in their operations or services in the country, which may lead to a contraction in consumer spending. These factors are likely to adversely affect our results of operations in our core market. Any prolonged economic downturn in Russia as a result of sanctions, depreciation of the ruble, negative consumer sentiment or other macro factors could have a material adverse effect on our results of operations in 2022 and potentially beyond.
International sanctions and export restrictions affecting businesses and individuals in Russia may have a material adverse impact on our business, financial condition and result of operations.
In response to the current geopolitical crisis, numerous governments, including those of the United States, the European Union, Switzerland and the United Kingdom, have imposed an extensive range of additional economic sanctions on certain Russian government officials, private individuals and Russian companies, as well as extensive controls on the export of technology to parties in Russia. In addition, many businesses are taking a cautious approach to sanctions and export compliance matters and have adopted internal policies more restrictive than are strictly required by the applicable rules.
Although neither Yandex N.V nor any of its group companies is a target of sanctions, these restrictions and policies significantly limit the ability of our core businesses to enter into agreements with international parties and may make it more difficult for us to enter into agreements with other counterparties, including our key providers who may refuse to work with us because of the geopolitical situation. Certain countries may take a conservative interpretation of sanctions requirements or otherwise impose restrictions on our local subsidiaries. For example, the authorities in Finland have imposed a freezing order on the shares of our Finnish subsidiary.
Additional restrictive measures that could be implemented that could affect our business include the following:
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sanctions directly targeting one or more of our group companies, Board members, or senior executives;

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expanding the scope of sanctioned activities or transactions;

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designating parties with whom we have or may have significant business relationships as “specially designated nationals” or “blocked” parties, meaning that all dealings with them by U.S., UK and/or EU persons, or persons from other countries which impose economic sanctions, or involving items or technologies from these jurisdictions would be prohibited; or

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expanding sanctions to cover entities that are less than 50% owned or controlled by a sanctioned party.

If sanctions were to be imposed directly on Yandex N.V. or our operating subsidiaries, our business and operations may be materially adversely affected.
None of Yandex or our group companies is a target of asset-freeze or other sanctions imposed by the United States, the European Union, Switzerland or the United Kingdom. Two of our former Executive Directors, including our founder, Arkady Volozh, were designated under EU sanctions in March and June 2022, respectively, and immediately resigned from their board and executive positions at Yandex N.V. and its international subsidiaries.
If we were to become a target of sanctions, it may have a material adverse effect on our business and our ability to operate our business and satisfy our obligations to our stakeholders.
Our shareholders currently have limited or no liquidity in our shares.
On February 28, 2022, Nasdaq and the New York Stock Exchange suspended the trading in securities of a number of companies with material operations in Russia, including our Class A shares. Trading in our shares on Nasdaq remains suspended as of the date of this prospectus supplement. We have not received written notice from Nasdaq of any decision to formally delist our Class A shares and we continue to be in compliance with all applicable reporting obligations. However, we cannot guarantee that Nasdaq will not delist the shares of companies with sizeable businesses in Russia in the future.
In the event that we do receive such written notice from Nasdaq to formally delist our Class A shares, we may appeal against such action, although we cannot assure you that any such appeal would be successful. In such event, we may also seek a primary listing on another international stock exchange in due course, but we can provide no assurance that any such efforts would be successful in the near term or at all.
We have had a secondary listing for our Class A shares on the Moscow Exchange since 2014. Trading in our shares on the Moscow Exchange was suspended on February 28, 2022 and resumed on March 29, 2022. Under recently adopted legislation, however, certain non-Russian shareholders are not permitted to sell shares on the Moscow Exchange. Moreover, because the international settlement systems remain closed for trading in rubles and in any securities of Russian businesses, it is currently not possible for trades to settle between shareholders that acquired our shares on Nasdaq and investors on the Moscow Exchange, and the volume of our shares available for trading on the Moscow Exchange is limited. The trading value of our shares on the Moscow Exchange may therefore be different from the value at which they would trade if all of our Class A shares were available for trading. We can provide no assurance as to when or whether non-Russian shareholders will be permitted to effect trades on the Moscow Exchange or when or whether the settlement systems will permit trading in all of our shares.
Laws or regulations may be adopted in our core market that may adversely affect our non-Russian shareholders and the value of the shares they hold in our company, including a requirement that Russia-based businesses re-domicile to Russia.
A number of measures have been adopted or proposed in our core market that could adversely affect non-Russian shareholders. For example, a law has been passed that would require Russian companies to delist their depositary receipts from stock exchanges outside Russia. Although this would not affect Yandex N.V., as a Netherlands registered company, other proposals under consideration would require that Russia-based businesses re-domicile to Russia. If such a requirement were to be adopted, we would have to take measures to change our corporate domicile, which would be complex and may have adverse tax consequences for our company and our shareholders. Moreover, the rights of shareholders in Russian companies differ from the rights of shareholders of Dutch public limited companies. In addition, many of our international shareholders may be unable to hold or, under current Russian law, trade in securities of a Russian entity.
Any such legislative requirements or other measures targeting non-Russian shareholders or offshore holding companies of Russian businesses would materially adversely affect the rights of our international shareholders.
Our ability to expand internationally may be hindered by geopolitical tensions.
We currently have operations in a number of countries outside Russia across number of our business units as well as plans to expand in geographies globally. We anticipate that, in the near term, geopolitical tensions and public perceptions may make it difficult for us to expand, or even continue to operate, these businesses or to enter into new agreements with business partners or investors.
We are continuing to maintain our international teams and to develop these businesses but have in some cases paused our plans to expand for the time being. As we resume these businesses, we may face enhanced competitive pressure from global companies that are not subject to these constraints.
The current environment and related uncertainty may result in increased turnover of personnel and increased cash compensation expense.
A key part of our company’s success is our corporate culture and our ability to attract, maintain and motivate our key talent, management and executive staff. The current geopolitical circumstances (including the recently announced “partial mobilization” in Russia, the full implications of which are not yet clear) have created additional challenges for our team, both in Russia and internationally. We have taken steps to retain and motivate our team, but there is a risk of increased personnel turnover which could have an adverse effect on our operations.
Historically, equity awards have formed a significant portion of the regular compensation of a large percentage of our team. The significant drop in the value of our Class A shares and current suspension of trading on Nasdaq has largely eliminated our ability to rely on equity awards for retention and motivation purposes. As a result, the cash component of our employee compensation will increase in the medium term, which will weigh on our operational expenses and cash flows.
In the current environment, there may be a heightened risk of actions by the relevant authorities that may be perceived as reflecting political considerations.
The legal framework in which we operate in our core market is increasingly volatile in light of ongoing geopolitical tensions. This environment could increase the risk of new legislative or regulatory initiatives that could be seen as protecting the country’s national security and/or limiting foreign influence over the sectors in which we operate, including actions aimed at effecting changes of control of companies that are considered to be of strategic importance. The fact that we are a high-profile company may heighten these risks.
Foreign ownership limitations in Russia have been in place in many sectors for a number of years. Applicable laws restrict foreign (non-Russian) ownership or control of companies involved in certain strategically important activities in Russia, as well as companies that are classified as “mass media” businesses. Currently, technology, the internet and online advertising are not industries specifically covered by this legislation, but proposals have from time to time been considered by the authorities, which, if adopted, would impose foreign ownership or control restrictions on certain large technology or internet companies.
If existing limitations on foreign ownership were to be extended to our business, or if new limitations were put in place, such requirements could have a material adverse effect on our group and the value of our business.
In addition, we completed a corporate governance restructuring in late 2019, which included the formation of a Public Interest Foundation that holds a priority (“golden”) share in Yandex N.V. and a so-called “special voting interest” in our principal Russian operating subsidiary, Yandex LLC. Although these interests are designed to provide targeted and specific governance rights, some of these rights are not precisely defined. For instance, what may constitute a “Special Situation” is not defined, although it is our understanding, based on our discussions with the relevant authorities, that such “Special Situations”, if they ever arose, would relate to an action, failure to act or practice by Yandex that was deemed to be materially adverse to the national security interests of the Russian Federation. However, it is possible that the Public Interest Foundation may interpret matters relating to national security broadly and unpredictably, particularly in light of the ongoing crisis, or that matters of national security concern could arise in ways which we have not anticipated. Any such actions by the Public Interest Foundation could have a material adverse effect on our operations and the value of the Yandex group.
USE OF PROCEEDS
We are filing this prospectus supplement to permit the selling shareholders identified in this prospectus supplement to sell and transfer Class A shares to wind down (in full or in part) certain financial contracts, including to cover (in full or in part) open short positions or exercise put options pursuant to “covered contracts” entered into prior to June 6, 2022, as permitted under General License No. 45 issued by the Office of Foreign Assets Control. We will not receive any proceeds from the sale of shares of our Class A shares by the selling shareholders pursuant to this prospectus supplement. For more information about the selling shareholders, see “Selling Shareholders.”

SELLING SHAREHOLDERS
The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Class A shares by the selling shareholders as of October 17, 2022.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Applicable percentage ownership is based on 325,458,228 Class A shares outstanding as of October 17, 2022. We had a total aggregate of 361,156,902 Class A and Class B shares outstanding as of October 17, 2022.
Except as otherwise indicated in these footnotes, each of the selling shareholders listed has, to our knowledge, sole voting and investment power with respect to the indicated Class A shares.
Name and Address of Selling Shareholder(2)	Class A Shares Beneficially Owned Prior to this Offering(1)	Class A Shares to be Sold in this Offering	Class A Shares Beneficially Owned After this Offering	Voting Power After this Offering (%)
Citadel Equity Fund Ltd. c/o Citadel Americas LLC,(3) 200 S Biscayne Boulevard, Miami, 33131	119,625	119,625	—(4)	—
HBK Master Fund L.P.(5) 2300 N. Field St., Suite 2200 Dallas, TX 75201	89,001	89,001	—(6)	—
HBK Opportunities Platform L.P. — Convertible Arbitrage Series(7) 2300 N. Field St., Suite 2200 Dallas, TX 75201	11,484	11,484	—(8)	—
LMR Master Fund Limited c/o LMR Partners LLP(9) 9th Floor, Devonshire House 1 Mayfair Place London, W1J 8AJ United Kingdom	52,634	52,634	—(10)	—
LMR CCSA Master Fund Limited c/o LMR Partners LLP(9) 9th Floor, Devonshire House 1 Mayfair Place London, W1J 8AJ United Kingdom	52,635	52,635	—(10)	—

(1)
Represents Class A shares previously issued by Yandex N.V. pursuant to General License 45 and in accordance with the Purchase Agreement, as described above.

(2)
Each of the above shareholders are Noteholders and counterparties to the Purchase Agreement.

(3)
Class A Shares are held by CEFL. Citadel Advisors LLC (Citadel Advisors) is the portfolio manager of CEFL. Citadel Advisors Holdings LP (CAH) is the sole member of Citadel Advisors. Citadel GP LLC (CGP) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by the underlying holder. The foregoing should not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of Yandex N.V. other than the securities actually owned by such person (if any).

(4)
As described elsewhere in this prospectus supplement, Citadel Equity Fund Ltd. (CEFL) will concurrently transfer all Class A Shares received pursuant to the Purchase Agreement to wind down (in full or in part) its outstanding short positions in a corresponding amount. It is expected that immediately following those transfers, CEFL. will no longer beneficially own any of our of Class A Shares.

(5)
HBK Investments L.P. (“HBK Investments”) has shared voting and dispositive power over the shares held by HBK Master Fund L.P. (“HBK Master”) pursuant to an Investment Management Agreement between HBK Investments and HBK Master. HBK Investments has delegated discretion to vote and dispose of the shares held by HBK Master to HBK Services LLC (“HBK Services”). The following individuals may be deemed to have control over HBK Investments and HBK Services: Jamiel A. Akhtar, Jon L. Mosle III and Matthew F. Luth. Each of HBK Services and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of HBK Master, HBK Investments, HBK Services, Mr. Akhtar, Mr. Mosle and Mr. Luth is 2300 North Field Street, Suite 2200, Dallas, Texas 75201.

(6)
As described elsewhere in this prospectus supplement, following receipt of the Class A shares received pursuant to the Purchase Agreement, HBK Master will subsequently wind down certain of its outstanding put positions (“Master Fund Puts”) by selling such shares upon the exercise of the Master Fund Puts. It is expected that immediately following the exercise and wind down of such Master Fund Puts, HBK Master will no longer beneficially own any Class A shares received pursuant to the Purchase Agreement.

(7)
HBK Investments has shared voting and dispositive power over the shares held by HBK Opportunities Platform L.P. — Convertible Arbitrage Series (“Convert Series”) pursuant to an Investment Management Agreement between HBK Investments and Convert Series. HBK Investments has delegated discretion to vote and dispose of the shares held by Convert Series to HBK Services. The following individuals may be deemed to have control over HBK Investments and HBK Services: Jamiel A. Akhtar, Jon L. Mosle III and Matthew F. Luth. Each of HBK Services and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of Convert Series, HBK Investments, HBK Services, Mr. Akhtar, Mr. Mosle and Mr. Luth is 2300 North Field Street, Suite 2200, Dallas, Texas 75201.

(8)
As described elsewhere in this prospectus supplement, following receipt of the Class A shares received pursuant to the Purchase Agreement, Convert Series will subsequently wind down certain of its outstanding put positions (“Convert Series Puts”) by selling such shares upon the exercise of the Convert Series Puts. It is expected that immediately following the exercise and wind down of such Convert Series Puts, Convert Series will no longer beneficially own any Class A shares received pursuant to the Purchase Agreement.

(9)
LMR Master Fund Limited and LMR CCSA Master Fund Limited (together, the “LMR Funds”) are managed by LMR Partners LLP, an English limited liability partnership.

(10)
LMR Partners LLP shall procure that the LMR Funds will transfer all Class A shares received pursuant to the Purchase Agreement to wind down (in full or in part) and cover (in full or in part) their outstanding short positions in a corresponding amount. It is expected that, immediately following those transfers, the LMR Funds will no longer beneficially own any of our Class A shares.

PLAN OF DISTRIBUTION
Pursuant to our obligations under the Purchase Agreement, we are registering the Class A shares covered by this prospectus supplement and the accompanying prospectus for the benefit of the selling shareholders for the purpose of enabling them to wind down (in full or in part) certain financial contracts, including to cover (in full or in part) open short positions or exercise put options pursuant to “covered contracts” entered into prior to June 6, 2022, as permitted by the General License. We will bear all fees and expenses incident to our obligation to register the Class A shares.
We will not receive any proceeds from the sale of shares included in this prospectus supplement.
The selling shareholders have acknowledged their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M.

LEGAL MATTERS
Legal matters with respect to U.S. federal law in connection with this offering will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England.
EXPERTS
The consolidated financial statements of Yandex N.V. as of December 31, 2021 and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2021, incorporated in this Prospectus Supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern as described in Note 13 to the consolidated financial statements) of AO PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated balance sheet of Yandex N.V. as of December 31, 2020, the related consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the years in the two year period ended December 31, 2020, and the related notes, incorporated in this Prospectus Supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021, have been so incorporated in reliance upon the report of JSC “KPMG”, Moscow, Russia, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC on June 23, 2020 under the Securities Act and do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ended December 31, 2021 has been filed with the SEC. The Company has also filed current reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at http:// www.sec.gov.
We incorporate by reference the documents listed below:
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our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 20, 2022;

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the information contained in our Current Reports on Form 6-K, furnished to the SEC on April 27, April 28, May 26, June 3, June 10, June 16, June 22, July 26, August 23, August 24, September 12 and September 13, 2022; and

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the description of our ordinary shares contained in our registration statement on Form 8-A as filed with the SEC on May 10, 2011, as updated or amended in any amendment or report filed for such purpose.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following e-mail address or telephone number: +7 495 974-35-38 or askIR@yandex-team.ru.
In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS
Yandex N.V.
Class A Ordinary Shares
Warrants
Debt Securities
Units
We and/or our selling securityholders may offer and sell from time to time, in one or more offerings, together or separately, Class A ordinary shares, or Class A shares; warrants; debt securities; units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for Class A shares or debt securities, and the debt securities may be convertible into or exchangeable for Class A shares or other debt securities.
Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. We will not receive any proceeds from the sale of securities by selling securityholders. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
We have three classes of ordinary shares: Class A shares, Class B shares and Class C shares. Each Class A share is entitled to one vote per share. Each Class B share is entitled to ten votes per share and is convertible at any time into one Class A share and one Class C share. Our Class C shares are issued only to facilitate the conversion of our Class B shares into Class A shares under Dutch law and, for the limited period of time during which they are outstanding, will be voted by the foundation that holds these shares in the same proportion as the votes by holders of our Class A and Class B shares, so as not to influence the outcome of any vote.
We and/or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods, in each case on a continuous or delayed basis. If any third parties are used to sell our securities, we and/or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section of this prospectus entitled “Plan of Distribution.”
Our Class A shares trade on the Nasdaq Global Select Market, or Nasdaq, under the symbol “YNDX.” On June 22, 2020, the last reported sale price of our Class A shares on Nasdaq was $46.94 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED IN ANY OF THE FOREGOING BY REFERENCE.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2020.

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ABOUT THIS PROSPECTUS
This prospectus forms part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic shelf registration process. Under this shelf registration, we and/or our selling securityholders may offer our Class A shares, various series of warrants to purchase Class A shares or debt securities, debt securities, units or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the specific offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and the documents incorporated herein and therein before you invest in our securities. To the extent that statements that we make in this prospectus or any documents incorporated by reference herein are inconsistent with any statement made or incorporated by reference in any applicable prospectus supplement, the statements made or incorporated by reference in the applicable prospectus supplement will be deemed to modify or supersede those statements made in this prospectus and documents incorporated by reference herein.
Neither we nor any selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit any offering under this prospectus or possession or distribution of this prospectus or any applicable prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus and any applicable prospectus supplement.
Unless otherwise specified or required by context, references in this prospectus to “Yandex,” the “company,” “we,” “us,” or similar terms are to Yandex N.V. and, as the context requires, its consolidated subsidiaries. Our consolidated financial statements are prepared in accordance with United States generally accepted accounting practices, or GAAP, and are presented in Russian rubles. References in this prospectus to “U.S. dollars” or “$” are to United States dollars.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

ABOUT THE COMPANY
We are one of the largest internet companies in Europe. Since 1997, we have delivered world-class, geographically relevant search and locally tailored experiences on all digital platforms, based on our innovative technologies. We operate Russia’s most popular search engine. We also provide a number of other services, including market-leading on-demand transportation services, navigation products, classifieds and entertainment services in Russia and other regions, including other countries in the Commonwealth of Independent States, Central Europe, the European Union, Africa and the Middle East. Our goal is to help consumers and businesses better navigate the online and offline worlds.
We build intelligent products and services powered by machine learning. Our products and services are based on complex, unique technologies that are not easily replicated. Benefiting from Russia’s long-standing educational focus on mathematics and engineering, we have drawn upon the considerable local talent pool to create a leading technology company.
We derive a substantial part of our revenues from online advertising. We enable advertisers to deliver targeted, cost-effective ads that are relevant to our users’ needs, interests and locations. We serve ads on our own search results and other Yandex webpages, as well as on thousands of third-party websites that make up our Yandex Advertising Network. Through our ad network, we extend the audience reach of our advertisers and generate revenue for both our network partners and us. We offer a variety of ad formats to our advertisers, including performance-based, brand and video advertising formats across different platforms. A few years ago, we embarked on a strategy to diversify our revenue streams and broaden the appeal of our ecosystem. Other revenue streams are growing rapidly and come from our Taxi segment, which includes ride-hailing and food delivery services, classifieds and other initiatives, including music subscription and event tickets sales within our Media Services, as well as Other Bets and Experiments, particularly by our car-sharing business and personalized content feed.
Our businesses are organized in the following operating segments:
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Search and Portal.   Our Search and Portal segment includes all of our services offered in Russia, Belarus and Kazakhstan, other than those described below. We offer a broad range of world- class, locally relevant search and information services that are free to our users and that enable them to find relevant information quickly and easily.

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Taxi.   Our Taxi segment includes our ride-hailing business (which consists of Yandex.Taxi and Uber in Russia and certain other countries), FoodTech business (including Yandex.Eats, Yandex.Chef and Yandex.Lavka, a hyper local convenience store delivery service) and our Self-Driving Cars business. We provide a multi-mode experience that seamlessly and efficiently satisfies the ride-hailing and FoodTech needs of users in our markets. Our platform enables access to both a wide range of personal mobility services through our ride-hailing offerings, and a variety of food and convenience store delivery services through our FoodTech offerings. On July 14, 2019, MLU B.V., our ride-hailing and FoodTech joint venture with Uber, entered into an agreement to purchase the material intellectual property and call centers of the Vezet group, which operates taxi businesses in more than 100 Russian cities. Completion of the transaction is conditional, among other things, on receipt of a merger control clearance from the Russian Federal Antimonopoly Service (“FAS”). On June 11, 2020, FAS issued a final decision declining to approve the acquisition. We and the sellers are considering potential further steps in connection with the proposed transaction.

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Classifieds.   Our Classifieds segment includes Auto.ru, Yandex.Realty and Yandex.Jobs.

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Media Services.   Our Media Services segment includes our entertainment services (Yandex Music, KinoPoisk, Yandex.Afisha and Yandex.TV Program, which, combined, have a monthly audience of more than 50 million people), a subscription service (Yandex.Plus), and a production center (Yandex.Studio). We monetize Media Services through online advertising and transaction revenues, including music and video content subscriptions as well as event tickets sales. Our Media Services are available across different platforms, including Yandex.Station and Yandex.Auto.

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Other Bets and Experiments.   In addition to our core business and our separate business units, we offer a number of services and products, including experimental ones that represent new business models and what we believe to be good prospects for future development (including Zen, Yandex.Cloud, Yandex.Drive, Geolocation Services and Yandex.Education).
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E-commerce.   Our E-commerce segment is operated through Yandex.Market, which we have operated as a joint venture with Sberbank of Russia since April 2018. Yandex.Market is one of the most popular internet services in Russia, providing product information, price comparisons and user generated reviews of products and online retailers. In May 2018, Yandex.Market launched in beta the marketplace Beru, a domestic e-commerce platform with first-party and third-party sales, in order to enhance the user shopping experience and provide full-fledged services, allowing users to make purchases across multiple categories. Beru came out of beta in October 2018 featuring 100,000 SKUs and expanded to over 600,000 SKUs by the end of 2019. The daily audience of the marketplace exceeded 1 million users as of the end of 2019.

RISK FACTORS
Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors contained in the section entitled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC, and any other documents that are incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference.”
Our business, prospects, financial condition and operating results could be materially adversely affected by the risks referred to above, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including any supplement to this prospectus and the documents that we incorporate by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement may include words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other words that convey judgments about future events or outcomes. Forward-looking statements in this prospectus, including any supplement to this prospectus and any related free writing prospectus or in the documents incorporated by reference may include statements about:
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our expectations related to the use of proceeds from any offering made in connection with this prospectus;

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the impact of macroeconomic and geopolitical developments in our markets, including the economic, social and political impact of the current COVID-19 pandemic;

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the expected growth of the internet search and advertising markets and the number of internet and broadband users in the countries in which we operate;

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competition in the internet search market in the countries in which we operate;

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our anticipated growth and investment strategies;

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our future business development, results of operations and financial condition;

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expected changes in our margins and certain cost or expense items in absolute terms or as a percentage of our revenues;

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our ability to attract and retain users, advertisers and partners; and

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future advertising supply and demand dynamics.

The forward-looking statements included in this prospectus, any supplements to this prospectus, any free writing prospectus we may prepare or in the documents incorporated by reference are subject to risks, uncertainties and assumptions. Our actual results of operations may differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.
CAPITALIZATION
We intend to include information about our capitalization and indebtedness in each prospectus supplement.

PLAN OF DISTRIBUTION
We and/or our selling securityholders may sell our securities from time to time in one or more transactions. We and/or our selling securityholders may sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we and/or our selling securityholders designate may solicit offers to purchase our securities.
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We and/or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

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Unless we and/or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We and/or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
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If we and/or our selling securityholders use an underwriter or underwriters, we and/or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling securityholders reach an agreement for the sale of our securities.

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We and/or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We and/or our selling securityholders may use a dealer to sell our securities.
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If we and/or our selling securityholders use a dealer, we and/or our selling securityholders will sell our securities to the dealer, as principal.

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The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We and/or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We and/or our selling securityholders may directly solicit offers to purchase our securities, and we and/or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We and/or our selling securityholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We and/or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We and/or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
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If we and/or our selling securityholders use delayed delivery contracts, we and/or our selling securityholders will disclose that we and/or our selling securityholders are using them in the prospectus supplement and will tell you when we and/or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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We and/or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
We and/or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.
We and/or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
Yandex N.V. (the “Company”) is a Dutch public company with limited liability (naamloze vennootschap), incorporated and existing under Dutch law. Our corporate seat is in Amsterdam, the Netherlands, and our registered office at Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands. The Company is registered with the Dutch Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 27265167, and the affairs of the Company are governed by its articles of association, as amended, and Dutch law.
Our authorized share capital amounts to €12,111,246.02 and is divided into 500,000,000 Class A shares, having a nominal value of €0.01 per share, 37,138,658 Class B shares, having a nominal value of €0.10 per share, 37,748,658 Class C shares, having a nominal value of €0.09 per share, and one Priority share, having a nominal value of €1.00. As of March 31, 2020, we had outstanding 290,544,563 Class A shares, 37,137,658 Class B shares, nil Class C shares, and one Priority share.
Our Class A shares are listed in registered form and such shares are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain part of the shareholders register and to act as transfer agent, registrar and paying agent for the Class A shares. Our Class A shares that are traded on Nasdaq are in book-entry form.
The material provisions of our articles of association, as amended and as currently in force, and the relevant provisions of Dutch law and the Dutch Corporate Governance Code are summarized below. This summary does not restate our articles of association, as amended or relevant Dutch law in their entirety. Although we believe that this summary contains all of the information about our articles of association, as amended, important to your decision to purchase our Class A shares, it does not include all of the provisions that you may feel are important. It is the articles of association, as amended, and not this summary, that define the rights of holders of our shares (and therefore, the rights of holders of our Class A shares).
Our articles of association, as last amended by a notarial deed executed on December 23, 2019, are registered at the Dutch Trade Register of the Chamber of Commerce, and an English translation has been filed with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2019, incorporated by reference herein.
As provided in Article 3 of our articles of association, the stated objectives of our Company are:
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either alone or jointly with others to acquire and dispose of participations or other interests in bodies corporate, companies and enterprises, to collaborate with and to manage such bodies corporate, companies or enterprises;

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to acquire, manage, turn to account, encumber and dispose of any property, including intellectual property rights, and to invest capital;

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to supply or procure the supply of money loans, particularly, but not exclusively, loans to bodies corporate and companies which are subsidiaries and/or affiliates of the Company or in which our Company holds any interest, all this subject to the provisions of the articles of association, as amended, as well as to draw or to procure the drawing of money loans;

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to enter into agreements whereby our Company grants security, commits itself as guarantor or severally liable co-debtor, or declares itself jointly or severally liable with or for others, particularly, but not exclusively, to the benefit of bodies corporate and companies as referred to above; and

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to do all such things as are incidental or conducive to the above objects or any of them.

Ordinary Shares
We have three classes of ordinary shares, which vote together as a single class (together with the Priority share) unless otherwise provided by our articles of association or Dutch law: Class A shares, which have one vote per share; Class B shares, which have ten votes per share; and Class C shares, which have nine votes per share. The Class C shares can be issued for the purposes of facilitating the conversion of Class B shares into Class A shares, in accordance with article 4A of the articles of association.

Under Dutch law, the voting power of shares can, based on their nominal value, vary per class of shares. Our multiple class share structure is designed to give our principal shareholders (e.g. the holders of Class B shares) increased voting power (without increasing their economic interest in our Company), while also providing a means for them to convert their Class B shares into Class A shares that can be transferred or sold, including in the public market.
Transfer and Conversion of Ordinary Shares
Due to the fact that the conversion of a Class B share into a Class A share, which Class A share has a lower nominal value than a Class B share, will result in a reduction of our share capital (an event which cannot occur without convening a formal shareholders’ meeting), our articles of association provide that each Class B share converts (in defined circumstances) into both one Class A share and one Class C share. The Class C shares are intended to serve as a means of “storing” the part of the nominal value that is released due to the conversion of a Class B share until such time as the Company can repurchase and/or cancel the Class C share. To ensure that all such Class C shares are available for repurchase and/or cancellation, and to assure that they do not affect the outcome of any shareholder vote, all Class C shares are held by the Yandex Conversion Foundation (the “foundation”), a Dutch foundation whose management board members are appointed by the Company. The foundation has agreed to sell any Class C shares it may hold, for no consideration, to us at any time, and not to sell or transfer such Class C shares to any other party. At the first general meeting of shareholders following any such acquisition by the foundation, we seek shareholder approval for the cancellation of the relevant Class C shares. The foundation has also agreed that it will vote any Class C shares it may hold in the same proportion as all other votes are cast at any general meeting of shareholders.
Our Class B shares are transferable only:
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To the foundation, upon which time each Class B share converts into one Class A share and one Class C share. The foundation is then obligated to transfer each converted Class A share to the original Class B shareholder, and to transfer the Class C share to us, as described above.

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To us for the purposes of repurchasing Class B shares.

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To Permitted Transferees (as defined in the articles of association). Any Class B shares held by an estate or tax planning vehicle will automatically convert into Class A shares two years following the death of the original settlor of such vehicle.

Our Class A shares and Class C shares are not convertible into any other class of shares in our capital.
Shareholder Meetings and Voting Rights
At our shareholders’ meetings, each Class A share carries the right to cast one vote, each Class B share carries the right to cast ten votes, and each Class C share carries the right to cast nine votes, though the foundation has agreed with us that it will vote any Class C shares it may hold at any time in the same proportion as all other votes are cast at any general meeting of our shareholders. The Priority share carries the right to cast one hundred votes. The Class A, B and C shares and the Priority share, collectively, vote together as a single class on all matters, including the election of directors, except as otherwise provided in our articles of association, or under Dutch law.
Our articles of association provide that a separate Class A shareholder approval will be required for:
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the transfer of our enterprise or substantially all of our enterprise to a third party;

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the conclusion or cancellation of any long-lasting cooperation by us or a subsidiary with any other legal person or company or as a fully liable general partner of a limited partnership or a general partnership, provided that such cooperation or the cancellation thereof is of essential importance to us;

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the acquisition or disposal of a participating interest in the capital of a company with a value of at least one-third of the sum of the assets according to the consolidated balance sheet in the most recently adopted set of our annual accounts, by us or a subsidiary;

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entering into of any transaction or series of related transactions by us or a subsidiary involving (i) the payment of an amount in excess of one-third of the sum of the assets according to the consolidated balance sheet with explanatory notes thereto in accordance with the most recently adopted set of our annual accounts, or (ii) the sale of assets with a value in excess of the amount set forth in (i) above; and

•
the issuance of shares in excess of 20% of our issued share capital.

Each shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of several specified locations in the Netherlands within six months after the end of our financial year. Our board of directors may convene additional general meetings of shareholders as often as it deems necessary, or upon the request to the board of directors of one or more shareholders solely or jointly representing at least 10% of our issued share capital.
We will give notice of each meeting of shareholders by notice in any manner that we may be required to follow in order to comply with applicable stock exchange requirements. In addition, we will notify registered holders of our shares by letter, cable, telex or fax, or, where permitted or required, by email or other electronic means. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the board of directors, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting or will state that the agenda will be available for shareholders and other persons who are entitled to attend the general meeting of shareholders, at our offices or places of business. From July 1, 2013 onwards, one or more shareholders solely or jointly representing at least 3% of our issued share capital have had the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request together with an explanation is received by us no later than 60 days before the day the relevant shareholder meeting is held.
We are exempt from the proxy solicitation rules under the Exchange Act.
Board of Directors; Adoption of Annual Accounts
Pursuant to our articles of association, the board of directors consists of 12 members, of whom no more than two shall be executive director(s) and the other directors will be non-executive directors. Out of the non-executive directors, two will be appointed as so-called “designated directors”. Other than in respect of designated directors, the members of our board of directors are appointed by the general meeting of shareholders in respect of which the board of directors shall make a non-binding nomination. If the person nominated by the board of directors is subsequently not appointed by the general meeting of shareholders, the board of directors will be allowed to make a new non-binding nomination.
The initial two designated directors were nominated by our board of directors and elected by our shareholders in December 2019. With the exception of the initial two designated directors that were nominated by our board of directors, the holder of the Priority share has the right to make binding nominations in respect of two designated directors. The general meeting of shareholders may deprive the nomination of a candidate for designated director of its binding character by means of a resolution adopted by at least two-thirds of the votes cast, such two-thirds majority representing more than 50% of our issued and outstanding capital. If the binding nomination is not deprived of its binding character, the person nominated will be deemed appointed. If the nomination is deprived of its binding character, the holder of the Priority share will be allowed to make a new binding nomination.
Directors may be removed and/or suspended from office by the general meeting of shareholders. A resolution to remove or suspend a director requires a two-thirds majority of the votes cast in a meeting, such two-thirds majority representing at least 50% of our issued and outstanding share capital. Notwithstanding the foregoing, if the holder of the Priority share approves a resolution by the general meeting of shareholders to suspend or remove a designated director, such resolution of the general meeting of shareholders shall require only a simple majority of the votes cast on the matter.
Our board of directors must prepare annual accounts for our Company, prepared in accordance with either Dutch generally accepted accounting principles or International Financial Reporting Standards,

which must be audited by Dutch auditors. Our board of directors must make these available to the shareholders for inspection at our offices within five months after the end of our fiscal year. Under some special circumstances, Dutch law permits an extension of this period for up to five additional months by approval of the general meeting of shareholders. The board of directors must submit these annual accounts to the shareholders for adoption at a general meeting of shareholders. Within eight days following the adoption of these annual accounts, and not more than 12 months from the end of our fiscal year, we must publish and submit these annual accounts with the Dutch Trade Register of the Chamber of Commerce. We are required to file an annual report on Form 20-F, which must include our audited consolidated financial statements prepared in accordance with GAAP, with the SEC within the prescribed time period after the end of each of our financial years. Based on the Dutch Temporary Act COVID-19 Justice and Safety (Tijdelijke wet COVID-19 Justitie en Veiligheid) our board of directors has resolved to extend the period for the preparation of our annual accounts for the financial year 2019 with a maximum of five months.
In the performance of its duties, the board of directors is required by Dutch law to consider the interests of Yandex, its shareholders, its employees and other stakeholders.
When the general meeting of shareholders adopts the annual accounts prepared by the board of directors, it may discharge the members of the board of directors from potential liability with respect to the exercise of their duties during the fiscal year covered by the accounts. This discharge may be given subject to such reservations as the general meeting of shareholders deems appropriate and is subject to a reservation of liability required under Dutch law. Examples of reservations of liability required by Dutch law include: (i) liability of members of boards of directors upon the bankruptcy of a company, and (ii) general principles of reasonableness and fairness. Under Dutch law, a discharge of liability does not extend to matters not properly disclosed to the general meeting of shareholders. The discharge of the board of directors must be a separate item on the agenda of the general meeting of shareholders and the members of the board of directors are not automatically discharged by adoption of the annual accounts. Any meeting of our board of directors may be held at any location, within or outside of the Netherlands.
Our board of directors may, in accordance with guidelines regarding the director compensation policy adopted by our general meeting of shareholders, establish compensation for the members of the board of directors. The board of directors must submit to the general meeting of shareholders for approval any plan or amendment to any plan awarding shares or the right to subscribe for shares to the directors. We have no requirement that our directors own any of our shares.
Under our articles of association, a director may not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with us. However, under our articles of association, a director with a conflict of interest may continue to represent us.
Under our articles of association, our board of directors may exercise all the powers of the Company to borrow money or mortgage its property and assets as security for any obligation of the Company or of any third party.
We have not established a mandatory retirement age for our directors.
Dividends
The holders of our ordinary shares and the holder of the Priority share are entitled to such part of our profits for any financial year as remains available after reservation of profits by our board of directors. The holders of our ordinary shares and the holder of the Priority share shall be entitled pari passu to our profits, pro rata to the total number of Class A shares, Class B shares, and Class C shares and/or the Priority share held, provided that out of the profit of any financial year, the holders of Class C shares and the Priority share shall be entitled to a maximum amount equal to 1% of the nominal value of such shares. Although the holders of our Class C shares are technically entitled to such maximum amount, when we declare dividends on our Class A and Class B shares, we intend to repurchase all Class C shares issued upon conversion of our Class B shares before the board of directors resolves to make any dividend distributions such that no dividends would be payable on our Class C shares.
Additionally, the board of directors has the right to declare interim dividends without the approval of the general meeting of shareholders. We may not pay dividends if the payment would reduce shareholders’

equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Yandex N.V. prepared under Dutch law, which may differ from our consolidated financial statements.
The board of directors may decide that dividends are satisfied in whole or in part by the distribution of assets or the issue of shares.
Issue of Shares; Preemptive Rights
Upon a written proposal of the board of directors, the general meeting of shareholders may transfer its power to issue shares to the board of directors for a period specified by the general meeting of shareholders, but not exceeding five years. A general meeting of shareholders may renew annually this delegation for additional periods of up to five years. Without this delegation, the general meeting of shareholders has the power to authorize the issuance of shares upon receipt of a written proposal of the board of directors to such effect.
Any resolution by the general meeting of shareholders to issue shares, other than Class C shares, in excess of 20% of our issued share capital (calculated by nominal value, excluding the Class C shares, on the date of such resolution) or any resolution by the general meeting of shareholders to delegate the authority to issue shares, other than Class C shares, in the excess of 20% of our issued share capital (calculated by nominal value, excluding the Class C shares, on the date of such resolution), requires prior approval from the meeting of holders of Class A shares.
The holders of our ordinary shares have a pro rata (based on the aggregate nominal value of shares held) preemptive right to subscribe for Class A shares and Class B shares that we issue for cash. No preemptive rights apply in respect to the issue of the Class C shares or the Priority share. The general meeting of shareholders, or the board of directors (if the general meeting of shareholders has delegated such power to the board of directors) may each time in respect of one particular issue of Class A shares and/or Class B shares, resolve to limit or eliminate the preemption right. If the general meeting of shareholders delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of shareholders. In the absence of this delegation, the general meeting of shareholders will have the power to limit or eliminate these rights. Such resolution requires the approval of a two-thirds majority of the votes cast in a general meeting of shareholders if less than 50% of our issued share capital is present or represented. Delegations of authority to the board of directors may remain in effect for up to five years and may be annually renewed for additional periods of up to five years.
Repurchase of Shares
We may acquire our shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent that:
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our equity capital, reduced by the acquisition price, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to Dutch law or our articles of association;

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after the repurchase, at least one issued share in the capital of the Company remains outstanding and is not held by us; and

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after the repurchase, we and our subsidiaries would not hold, or hold as pledgee, shares having an aggregate par value that exceeds 50% of the par value of our issued share capital.

Our board of directors may direct the Company to repurchase shares only if the general meeting of shareholders has authorized the board of directors to repurchase shares. This authorization may be given for a maximum period of 18 months and should contain the maximum number of shares to be repurchased and a price range. The authorization may be renewed annually.
We regularly repurchase, for no consideration, any Class C shares that may be issued to the foundation promptly upon the conversion of Class B shares, in which case the above requirements do not apply.

Reduction of Share Capital
Upon receipt of a written proposal of the board of directors to this effect, at a general meeting of shareholders, our shareholders may vote to reduce the issued share capital by canceling shares held by us or by reducing the par value of our shares by amendment of the articles of association. In either case, this reduction would be subject to applicable statutory provisions. This includes that a resolution to cancel shares may only relate to (i) shares held by us, or (ii) to all the shares of a particular class, in respect of which the articles of association provide that the same may be cancelled against repayment of their nominal value.
A resolution for reduction of capital shall require a majority of at least two thirds of the votes cast, if less than 50% of our issued share capital is present or represented at the relevant meeting of shareholders. We seek shareholder approval on a regular basis for the cancellation of any Class C shares that may be issued from time to time following their repurchase by us.
Limitation on Right to Hold or Vote Shares
In the event that a party or group of related parties accumulates shares exceeding 10% of our issued and outstanding Class A and Class B shares (taken together), in number or by voting power, without the approval of our board of directors, first, and then the holder of our Priority share, such party or parties will not be entitled to vote any shares at or beyond the stated thresholds. Other than as provided for in our articles of association, relevant provisions of Dutch law do not currently impose any limitations on the right of holders of shares to hold or vote their shares. In particular, there are no limitations either under Dutch law or in our articles of association, on the right of non-residents of the Netherlands to hold or vote their shares. See “Accumulation of Material Shareholdings in Our Company.”
Share Certificates and Transfer
Subject to the restrictions of our articles of association, and as applicable, any of our shareholders may transfer any or all of his or her Class A shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our Class B shares are subject to certain limitations on transferability. See “Ordinary Shares — Transfer and Conversion of Ordinary Shares.”
Under Dutch law and our articles of association, any transfer of registered shares requires a written instrument of transfer and a written acknowledgment of that transfer by Yandex N.V., or by the registrar acting in its name. Except when Yandex N.V. is a party to the legal act, the rights attached to the shares may be exercised only after Yandex N.V., or the registrar acting in its name, has acknowledged the legal act or the written instrument has been served on Yandex N.V. in accordance with Dutch law.
Exchange Controls
Under existing Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules.
Priority Share
We have authorized and outstanding one Priority share with a nominal value of €1.00. Our articles of association provide that the Priority share may only be held by the Public Interest Foundation or another party that is specifically nominated by our board of directors for this purpose, with a Special Majority (as defined in the articles of association), including the affirmative vote of at least one designated director. The Priority share was held in treasury as of December 31, 2019 and is currently held by the Public Interest Foundation.
The key rights vested in the Priority share are the rights to approve:
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the accumulation by a party, of shares representing 10% or more, in number or by voting power, of the outstanding Class A and Class B shares (taken together), if the board of directors has otherwise approved such accumulation of shares;

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a decision of the board of directors to sell, transfer or otherwise dispose of all or substantially all of our assets to one or more third parties in any transaction or series of related transactions; and

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to make binding nominations of two designated directors.

As additional support for the protective rights of the Public Interest Foundation, the Public Interest Foundation holds a special voting interest in Yandex LLC, our principal operating subsidiary in Russia. The special voting interest allows the Public Interest Foundation to temporarily replace the General Director of Yandex LLC in certain exceptional circumstances.
Accumulation of Material Shareholdings in Our Company
Our articles of association provide our board of directors and the holder of our Priority share with rights to approve the accumulation of legal or beneficial stakes in our Company that exceed certain thresholds. Our articles of association stipulate the consequences for shareholders who exceed the permitted shareholdings without obtaining proper prior approvals. Our board of directors has the right to approve the accumulation by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of shares representing 10% or more, in number or voting power, of our outstanding Class A and Class B shares (taken together). If our board of directors grants its approval of such share accumulation, the matter is then submitted to the holder of our Priority share, which has a further right of approval of such accumulation of shares. In addition, any decision by our board of directors to transfer all or substantially all of our assets to one or more third parties, including the sale of our principal Russian operating subsidiary, is subject to the prior approval of the holder of our Priority share. Any holding, transfer or acquisition by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of Class B shares representing 10% or more, in number or by voting power, of our outstanding Class A and Class B shares (taken together), without the prior approval of our board of directors, first, and then the Priority shareholder, will be null and void. The acquisition of shares in excess of the thresholds permitted by our articles of association, will be subject to certain notification requirements set forth in our articles of association. Failure to comply with those terms would render the transfer of such shares null and void. In addition, the holders of such shares would not be entitled to the dividend or voting rights attached to their excess share.
Any shareholder who, either alone or acting with other parties, legally or beneficially acquires shares exceeding 5%, 10%, 15%, 20%, 25%, or 30% of our issued and outstanding Class A and Class B shares (taken together), in number or by voting power, (or who holds shares on behalf of a beneficial owner who, to the knowledge of such shareholder, crosses such thresholds), must inform our board of directors within ten business days of such fact. In addition, any shareholder who, either alone or acting with other parties, acquires the legal or beneficial ownership of shares representing 10% or more of our outstanding Class A and Class B shares (taken together), in number or by voting power, (or who holds shares on behalf of a beneficial owner who, to the knowledge of such shareholder, crosses such threshold), is required by our articles of association, to inform our board of directors of the price or prices paid for such excess shares. Any shareholder who fails to comply with these notification requirements will not be entitled to any of the dividend or voting rights that are attached to any of our shares held by such shareholder.
Our articles of association allow our board of directors to require any shareholder to provide written identification of any beneficial owner of shares that are registered in the name of such shareholder that exceed the above thresholds. Our board may require such proof as it deems reasonably necessary to verify the legal or beneficial ownership of such shares. The shareholder must provide this information to our board of directors within five business days.
In addition to the restrictions on material shareholding provided for in our articles of association described above, material shareholdings of our shares by non-Russian parties may be limited by the Russian Federal Law “On the Procedure for Foreign Investments in Companies which are Strategically Important for the State Defense and National Security.”
Corporate Governance
We acknowledge the importance of good corporate governance. The Dutch Corporate Governance Code, or the Code, was last amended in 2016. The Code contains both principles and best practice provisions for management boards, supervisory boards, and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including Nasdaq. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they comply with provisions of the Code and, if they do not comply with those provisions, to explain why they deviate from any such provision.
We have not generally applied the provisions of the Code and we instead generally comply with the applicable corporate governance rules of the SEC and Nasdaq applicable to U.S. domestic issuers.

DESCRIPTION OF SECURITIES
We and/or our selling securityholders may offer Class A shares, warrants, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we and/or our selling securityholders will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Class A Shares
See “Description of Share Capital” for a description of certain information relating to the rights and benefits attached to our Class A shares, certain provisions of our articles of association, as amended, and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association, as amended, contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, as amended, a copy of which has been filed as an exhibit to our most recent Annual Report on 20-F. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Warrants
We and/or our selling securityholders may issue warrants for the purchase of our Class A shares and/or debt securities in one or more series. We and/or our selling securityholders may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we and/or our selling securityholders may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We and/or our selling securityholders may evidence series of warrants by warrant certificates that we and/or our selling securityholders will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We and/or our selling securityholders will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
The prospectus supplement relating to any warrants we and/or our selling securityholders offer will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the offering price and aggregate number of warrants offered;

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the designation, number and terms of the debt securities, Class A shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms, rights or limitations of or restrictions on the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Debt Securities
We and/or our selling securityholders may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We and/or our selling securityholders may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Dutch law, certain aspects of the debt securities may be governed by compulsory provisions of Dutch law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we and/or our selling securityholders may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Dutch tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

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the designation, aggregate principal amount and authorized denominations;

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the issue price, expressed as a percentage of the aggregate principal amount;

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the maturity date;

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the interest rate per annum, if any;

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the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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any optional or mandatory sinking fund provisions or exchangeability provisions;

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the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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whether the debt securities will be our senior or subordinated securities;

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whether the obligations under the debt securities will be our secured or unsecured obligations;

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the applicability and terms of any guarantees;

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the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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any events of default not set forth in this prospectus;

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the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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any restrictive covenants or other material terms relating to the debt securities;

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whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

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any listing on any securities exchange or quotation system;

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additional provisions, if any, related to defeasance and discharge of the debt securities; and

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any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
Senior Debt
We and/or our selling securityholders may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We and/or our selling securityholders will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We and/or our selling securityholders may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•
our ability to incur either secured or unsecured debt, or both;

•
our ability to make certain payments, dividends, redemptions or repurchases;

•
our ability to create dividend and other payment restrictions affecting our subsidiaries;

•
our ability to make investments;

•
mergers and consolidations by us or our subsidiaries;

•
sales of assets by us;

•
our ability to enter into transactions with affiliates;

•
our ability to incur liens; and

•
sale and leaseback transactions.

Modification and Waiver
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. However, we expect that no modification that:
(1)
changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)
reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)
makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms of our debt securities may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•
default in any payment of interest when due that continues for 30 days;

•
default in any payment of principal or premium at maturity;

•
default in the deposit of any sinking fund payment when due;

•
default in the performance of any covenant in the debt securities or the applicable indenture that continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•
events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Units
We and/or our selling securityholders may issue, in one or more series, units consisting of Class A shares, debt securities and/or warrants for the purchase of Class A shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we and/or our selling securityholders may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We and/or our selling securityholders will evidence each series of units by unit certificates that we and/or our selling securityholders will issue. Units may be issued under a unit agreement that we and/or our selling securityholders enter into with a unit agent. We and/or our selling securityholders will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus.

USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

TAXATION
U.S. Federal Income Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our Class A shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
Non-U.S. Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our Class A shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a limited liability company organized under the laws of the Netherlands. Substantially all of our assets are located outside the United States. The majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.
The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court as it deems appropriate. The Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without substantive re-examination or re-litigation of the substantive matters adjudicated upon (marginale toetsing), provided that: (i) the U.S. court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court being in compliance with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy (openbare orde) of the Netherlands, (iv) such judgment not being incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfills the conditions necessary for it to be given binding effect in the Netherlands, and (v) the judgment is — according to the law of its country of origin — formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subject to a certain time frame), but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.
Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.
Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, legal matters with respect to U.S. federal and New York law in connection with an offering hereunder will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Van Doorne N.V., Amsterdam, the Netherlands.

EXPERTS
The consolidated financial statements of Yandex N.V. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of JSC KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to the adoption of Accounting Standard Codification Topic 842, Leases. The audit report of JSC KPMG on the consolidated financial statements also refers to the translation of the consolidated financial statements as of and for the year ended December 31, 2019 into U.S. dollars presented solely for the convenience of the reader. The offices of JSC KPMG are located at Presnenskaya Naberezhnaya, 10, Moscow 11524, Russia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 31, 2019 and Amendment No. 1 thereto have been filed with the SEC. The Company has also filed current reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at http://www.sec.gov.
We incorporate by reference the documents listed below:
•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 2, 2020;

•
amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 2, 2020;

•
the information contained in our Current Report on Form 6-K, furnished to the SEC on June 23, 2020; and

•
the description of our ordinary shares contained in our registration statement on Form 8-A as filed with the SEC on May 10, 2011, as updated or amended in any amendment or report filed for such purpose.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following email address or telephone number: +7 495 974-35-38 askIR@yandex-team.ru.
In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.
Expenses	Amount
SEC registration fee	$	*
FINRA filing fee	$	**
Legal and accounting fees and expenses	$	**
Trustee and transfer agent fees and expenses	$	**
Miscellaneous costs	$	**
Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of Class A shares under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

325,379
Class A Ordinary Shares
Yandex N.V.

PROSPECTUS SUPPLEMENT

October 17, 2022